EXHIBIT K

                            LOAN ASSIGNMENT AGREEMENT


         This Loan Assignment Agreement is dated as of the 19th day of June 1998 (this "Loan Assignment Agreement"). Reference is made to the Loan Agreement, dated as of April 30, 1998 (the "Loan Agreement"), by and between First Virtual Holdings Incorporated, a Delaware corporation (the "Company"), and SOFTBANK Holdings Inc., a Delaware corporation. Terms defined in the Loan Agreement are used herein as defined therein. SOFTBANK Holdings Inc. ("Assignor") and Consolidated Email, Inc., a wholly-owned subsidiary of SOFTBANK Technology Ventures IV L.P. ("Assignee"), hereby agree as follows:

         1. The Assignor hereby sells and assigns to the Assignee without recourse and without representation or warranty (other than as expressly provided herein) and the Assignee hereby purchases from the Assignor, that interest in and to all of the Assignor's rights under the Loan Agreement as of the effective date hereof with respect to, and only with respect to, those loans made pursuant to the Loan Agreement which are set forth on Schedule I hereto (the "Assigned Loans"), in a principal amount for such Assigned Loans as set forth on such Schedule I hereto, and a 50% interest in each promissory note delivered in connection with the Assigned Loans, including, without limitation, the right to receive shares of the Company's Common Stock from the Company upon conversion of principal of, and accrued interest on, the Assigned Loans as provided in such promissory notes.

         2. The Assignor (i) represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim created by the Assignor; (ii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Loan Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Agreement or any other instrument or document furnished pursuant thereto; and (iii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of any party to the Loan Agreement or the performance or observance by any party to the Loan Agreement of any of their respective obligations under the Loan Agreement or any other instrument or document furnished pursuant thereto.

         3. The Assignee (i) confirms that it has received a copy of the Loan Agreement, together with such other documents and information as it has deemed appropriate to make its own decision to enter into this Loan Assignment Agreement; (ii) agrees that it will consult with the Assignor before taking or not taking action in respect of the Assigned Loans or otherwise under the Loan Agreement; and (iii) appoints and authorizes the Assignor to take such action as agent on its behalf and to exercise such


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powers under the Loan Agreement as are granted to the Lender by the terms thereof, together with such powers as are reasonably incidental thereto.

         4. Promptly after receiving any notices from the Company pursuant to the Loan Agreement, the Assignor shall deliver or send a copy of the same to the Assignee at the address set forth on Schedule II hereof. All other notices hereunder or in connection herewith shall be delivered or sent as set forth on
Schedule II hereof.

         5. It is agreed that the Assignee shall be entitled to all principal, interest and any other amounts in respect of the Assigned Loans on and after the date hereof, such interest and other amounts to be paid by the Company directly to the Assignee. In the event that less than all of the principal, accrued interest or other amounts due in respect of the Loans is paid, the Assignee shall be entitled to receive its pro rata share of all amounts, determined based on dividing the principal, accrued interest or other amounts, as the case may be, due in respect of the Assigned Loans by the principal, accrued interest or other amounts, respectively, due in respect of all Loans. The Company shall pay all amounts to which the Assignee is entitled hereunder directly to the Assignee. In the event that, notwithstanding the immediately preceding sentence, any amount to which the Assignee is entitled hereunder is paid to or received by the Assignor, the Assignor shall promptly remit the amount to which the Assignee is entitled to the Assignee. If any payment made to or received by the Assignor and so remitted to the Assignee is rescinded or is required to be returned by the Assignor, the Assignee shall promptly pay the amount thereof to the Assignor. Upon the execution of this Loan Assignment Agreement, the Assignee shall pay to the Assignor $705,166, which represents the portion of the principal amount of and interest on the Loans made by the Assignor pursuant to the Loan Agreement and outstanding on the date hereof.

         6. It is agreed that Assignee shall be entitled to assign this Loan Assignment Agreement and any rights, interests or obligations hereunder to a wholly-owned subsidiary.

         7. This Loan Assignment Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.


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


         IN WITNESS WHEREOF, the parties hereto have caused this Loan Assignment Agreement to be duly executed as of the day and year first above written.


SOFTBANK HOLDINGS INC.,                     CONSOLIDATED EMAIL, INC.
  as Assignor                                 as Assignee



By: /s/ Ronald D. Fisher                  By: /s/ Bradley A. Feld
    -----------------------                   -----------------------
    Name:  Ronald D. Fisher                   Name:  Bradley A. Feld
    Title: Vice Chairman                      Title: President


The undersigned hereby consents to the assignment made pursuant to the foregoing Loan Assignment Agreement.

FIRST VIRTUAL HOLDINGS INCORPORATED


By: /s/ Keith S. Kendrick
    ------------------------
    Name:  Keith S. Kendrick
    Title: President


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



                                   SCHEDULE 1



Legal Name of Assignor:                     SOFTBANK HOLDINGS INC.
Legal Name of Assignee:                     CONSOLIDATED EMAIL, INC.
Effective Date of Assignment:               June 19, 1998

Assigned Loans
Principal Amount:                           $700,000
Interest:                                   $5,166

Loans Pursuant to Loan
Agreement Retained by Assignee
Principal Amount:                           $700,000
Interest:                                   $5,166


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


                                   SCHEDULE II

         Any notices and other communications required or permitted under the Loan Agreement shall be effective if in writing and delivered personally or sent by telecopier, Federal Express or registered or certified mail, postage prepaid, addressed as follows:


If to Assignor, to:                 SOFTBANK Holdings Inc.
                                    10 Langley Road
                                    Suite 403
                                    Newton Center, Massachusetts  02169
                                    Telecopier:  (617) 928-9301
                                    Attention:    Ronald Fisher
                                                  Vice Chairman

    with a copy to:                 Sullivan & Cromwell
                                    125 Broad Street
                                    New York, New York 10004
                                    Telephone: (212) 558-3504
                                    Telecopier: (212) 558-3588
                                    Attention: Stephen A. Grant, Esq.

If to Assignee, to:                 Consolidated Email, Inc.
                                    1630 30th Street
                                    Suite 405
                                    Boulder, CO  80304
                                    Telephone:  (303) 494-3242
                                    Telecopier:  (303) 494-7842
                                    Attention:    Bradley A. Feld
                                                  Managing Director

    with a copy to:                 Sullivan & Cromwell
                                    125 Broad Street
                                    New York, New York  10004
                                    Telephone:  (212) 558-3504
                                    Telecopier:  (212) 558-3588
                                    Attention:  Stephen A. Grant, Esq.


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